Exhibit 99.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-30437 of Factory Card & Party Outlet Corp. on Form S-8 of our report dated June 7, 2004, appearing in this Annual Report on Form 11-K of Factory Card Outlet of America, Ltd Incentive Savings Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Chicago, Illinois

June 24, 2004